EXHIBIT 99

EXECUTION COPY

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT is made and entered into as of this 15th day of March, 2007, by and among TELKONET, INC. a Utah corporation (“Purchaser”), ETHOSTREAM, LLC, a Wisconsin limited liability company (the “Company”), Jason Tienor (“Tienor”), Jeff Sobieski (“Sobieski”), Kevin Burns (“Burns”), David Lau (“Lau”), Clocktower Properties, LLC (“Clocktower”), Andrew Garni (“Andrew”), Christina Garni (“Christina”), John Maul (“Maul”) and Helen Gaudiosi (“Gaudiosi,” together with Tienor, Sobieski, Burns, Lau, Clocktower, Andrew, Christina and Maul, the “Members”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in Section 1.1 hereof.

RECITALS

WHEREAS, the Company is engaged in the business of providing wireless and wired network technologies for hospitality and other commercial and residential properties (the “Business”);

WHEREAS, the Members own, in the aggregate, 100% of the issued and outstanding membership units of the Company;

WHEREAS, the Members desire to sell, and Purchaser desires to purchase, all of the issued and outstanding membership units (the “Units”) of the Company on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
Definitions

1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“409A Plans” is defined in Section 3.20(m).

“Adjustment Period” is defined in Section 2.5.

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person.

“Agreement” means this Agreement and the Company Disclosure Schedules hereto, as this Agreement may be amended from time to time.

“Anniversary Date” is defined in Section 2.3.

“Arbitrator” has the meaning set forth in Section 2.4(c) hereof.

“Baseline Net Working Capital” means an amount equal to the amount outstanding on the Line of Credit on the Closing Date plus $200,000.

 “Benefit Plan” means any collective bargaining agreement, any Pension Plan or any bonus, profit sharing, deferred compensation, incentive compensation, performance, retirement, vacation, severance or termination, disability, death benefit, employment, consulting, independent contractor, member, retention, hospitalization, fringe benefit, medical, dental, vision or other material plan, program, policy, arrangement or Contract (whether or not subject to the Laws of the United States) established, maintained, contributed to or required to be established, maintained or contributed to by the Company or any ERISA Affiliate, in each case, providing benefits to any employee of the Company, and in each case whether written or oral, informal or formal, subject to ERISA or not.

“Business Day” means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions located in Wisconsin are permitted or required by Law, executive order or decree of a Governmental Entity to remain closed.

“Cash Consideration” is defined in Section 2.2.

“Certificate of Formation” means the certified Articles of Organization of the Company, as filed with the Department of Financial Institutions of Wisconsin, as amended.

“Closing” is defined in Section 7.1.

“Closing Date” is defined in Section 7.1.

“Closing Date Net Working Capital” is defined in Section 2.4.

“Closing Date Price” is defined in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” is defined in Section 2.2.

“Company” has the meaning set forth in the Recitals.

“Company Certificate” is defined in Section 6.2(a).

“Company Indemnified Party” is defined in Section 9.3.

“Company Intellectual Property” means all Intellectual Property owned, used, under development or filed by or licensed to the Company.

“Constitutive Documents” means the Company’s Certificate of Formation and Operating Agreement.

“Contract” means any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, obligation, undertaking, concession, franchise, license or legally binding arrangement or understanding, whether written or oral.

“Controlled Group Liability” means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, (v) the portability and nondiscrimination requirements of Section 701 et seq. of ERISA and Section 9801 et seq. of the Code, and (vi) Section 4975 of the Code.

“Copyright” means any registered copyright (i) licensed from any third party (other than “shrink-wrap” software), or (ii) assigned, registered or applied for.

“Current Assets” means the aggregate value of the accounts receivable of the Company, as determined in accordance with the Company’s historic accounting methods consistently applied in accordance with past practice.

“Current Liabilities” means the aggregate value of the accounts payable of the Company, which shall include the following line items appearing on the Most Recent Balance Sheet (i) accounts payable, (ii) accounts payable, credit card, (iii) hotel use fees payable, (iii) accrued insurance payable, and (iv) sales tax payable, each determined in accordance with the Company’s historic accounting methods consistently applied in accordance with past practice.

“Delivery Date” is defined in Section 2.4(a).

“Disclosure Schedule” means a schedule of exceptions to the representations and warranties of the Company and the Members set forth in Article III, delivered contemporaneously with this Agreement.

“Disputed Matters” is defined in Section 2.4(c).

“Employee Members” is defined in Section 2.3.

“Employment Agreements” means the employment agreements to be executed at or prior to the Closing between Purchaser and each of Tienor and Sobieski.

“Encumbrances” is defined in Section 3.5.

“Environment” means any and all environmental media, including, but not limited to, ambient air, surface water, ground water, drinking water supply, land surface, subsurface strata, wetlands or sediments.

“Environmental Law” means any and all federal, state, local or foreign statutes, laws, codes, regulations, rules, orders, judgments, binding judicial decisions, permits, writs, decrees, licenses, approvals, injunctions, written policies, ordinances and binding directives pertaining to or relating to protection or restoration of the Environment, pollution, health and safety, noise, radiation, or the manufacture, generation, handling, storage, use, emission, discharge, release, transportation, treatment, disposal or remediation of any Hazardous Material and the health or safety of employees in the workplace environment with respect to Hazardous Material, including the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act and any similar federal, state or local law, as each is in effect as of the date hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person which is (or at any relevant time was) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliate service group” with the Company as such terms are defined in Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor United States statute, and the rules and regulations of the Commission issued under such act, as they each may, from time to time, be in effect.

“Financial Statements” are defined in Section 3.9(a).

“First Tail Period” is defined in Section 5.12.

“Fourth Tail Period” is defined in Section 5.12.

“Governmental Entity” means any nation, state, province, county, city or political subdivision and any official, agency, arbitrator, authority, court, department, commission, board, bureau, instrumentality or other governmental or regulatory authority of any thereof, whether domestic or foreign.

“Hazardous Material” means, whether alone or in combination, whether solid, liquid or gaseous: (i) any pollutant, contaminant, substance, chemical or material that is listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum, petroleum product, waste oil, crude oil and its fractions, asbestos and asbestos-containing material, urea formaldehyde, nuclear material, natural or synthetic gas, pesticide, or polychlorinated biphenyl; (iii) any pollutant, contaminant, substance, material, chemical or waste that is explosive or radioactive; or (iv) any hazardous chemical, pollutant, contaminant, hazardous waste, toxic chemical, all as defined as hazardous under the Environmental Law.

“Holdback” shall be an amount held back from the Purchase Price determined in accordance with Section 2.3.

“Holdback Shares” is defined in Section 2.3.

“Indebtedness” of any Person means, without duplication: (i) all indebtedness of such Person for borrowed money, with respect to deposits or advances of any kind or for the deferred purchase price of property or services (other than current trade liabilities incurred in the Ordinary Course of Business and payable in accordance with customary practices or being disputed in good faith); (ii) all principal, interest, prepayment penalties and premiums and other obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all Indebtedness of third parties secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or other claim on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; and (iv) all guarantees by such Person of Indebtedness of third parties.

“Indemnified Party” means either a Purchaser Indemnified Party or a Company Indemnified Party.

“Indemnifying Party” means the party from which indemnification is sought pursuant to Article IX.

“Intellectual Property” means any (i) Patents, (ii) Marks, (iii) Copyrights, (iv) trade secrets, as defined in the Uniform Trade Secrets Act, including confidential research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supply lists, pricing and cost information, and business and marketing plans and proposals, (v) software or computer programs, (vi) licenses and agreements pursuant to which a Person has acquired rights in or to any of the foregoing or licenses or agreements pursuant to which a Person has licensed or transferred the right to use any of the foregoing, or (vii) domain names, and (viii) unregistered rights in copyright to print or electronic publications and content.

“Issued Patent” means a Patent which has been granted by the PTO, or any patent office of any other country, which is unexpired and which has not been held invalid by a decision of a court or other appropriate body of competent jurisdiction.

“IRS” means the United States Internal Revenue Service.

“Judgment” means any judgment, order or decree of, or issued by, any Governmental Entity.

“Knowledge” means, with respect to any matter in question, the actual knowledge of Jason Tienor and Jeff Sobieski after reasonable inquiry. Known has a correlative meaning.

“Law” means any constitution, act, statute, law, ordinance, treaty, rule or regulation of any Governmental Entity.

“Legal Proceeding” means any action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator or mediator or similar party, or any investigation or review by any Governmental Entity.

“Lien” means any lien, pledge, claim, charge, mortgage, encumbrance or other security interest of any kind, whether arising by Contract or by operation of Law.

“Line of Credit” means that certain line of credit between the Company and F & M Bank-Wisconsin, dated as of February 10, 2004.

“Losses” means any debts, obligations and other liabilities (whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due, accrued or not accrued, asserted or unasserted or otherwise), losses, claims, damages, Taxes, interest obligations, deficiencies, Judgments, assessments, fines, fees, penalties, expenses (including amounts paid in settlement, interest, court costs, costs of investigators, fees and reasonable expenses of attorneys, accountants, financial advisors, consultants and other experts, and other expenses of litigation). Losses shall not include any incidental or consequential damages, including, but not limited to, lost profits or business opportunities or amounts with respect to which specific reserves have been created on the Most Recent Balance Sheet.

“Mark” means any trademark, trade name, trade dress, service mark or domain name.

“Master Escrow Agreement” means that certain Master Escrow Agreement to be entered into on the Closing Date by and among Purchaser, the Escrow Agent (as therein defined) and the Members substantially in the form of Exhibit A hereto.

“Material Adverse Change” means any change, circumstance, development, state of facts, event or effect (i) that has had or would reasonably be expected to have a material adverse change or effect (taken alone or in the aggregate with any other adverse change or effect) in or with respect to the business, properties, assets, condition (financial or otherwise), liabilities (contingent or otherwise) or results of operations of the Business in an amount in excess of $100,000, or (ii) that would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Company of the transactions contemplated by this Agreement; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been or will be a Material Adverse Change: (a) any change relating to the United States economy or securities markets in general, so long as any impact on the Business is not disproportionate, (b) any adverse change, effect, event, occurrence, state of facts or development described in clause (i) or (ii) above resulting from conditions generally affecting the industry in which the Company participates, (c) the announcement or consummation of the closing of the transactions contemplated hereby, and (d) changes in any applicable Law.

“Material Contract” is defined in Section 3.14(a).

“Members’ Representative” is defined in Section 11.7.

“Most Recent Balance Sheet” is defined in Section 3.9(a).

“Most Recent Balance Sheet Date” means December 31, 2006.

“Nonemployee Members” is defined in Section 2.3.

“Notice of Disagreement” is defined in Section 2.4(c).

“Operating Agreement” means the Operating Agreement of the Company, dated November 11, 2004, as amended.

“Ordinary Course of Business” means any action taken if: (i) such action is consistent with past practice including as to amount and frequency and is taken in the course of normal day-to-day operations and (ii) such action complies with Law.

“Party” means a party to this Agreement.

“Patent” means any United States or foreign patent, any application for a United States or foreign patent, or any continuation, continuation-in-part, division, renewal, extension (including any supplemental protection certificate), reexamination or reissue thereof.

“Pension Plan” means any “employee pension benefit plan,” as defined in Section 3(2) of ERISA.

“Permit” means any federal, state or local, domestic or foreign, governmental consent, approval, order, authorization, certificate, filing, notice, permit, concession, registration, franchise, license or right.

“Permitted Liens” means the following, to the extent not securing Indebtedness: (i) statutory Liens for Taxes not yet due or payable or being contested in good faith by appropriate proceedings; (ii) Liens for assessments and other governmental charges or Liens of landlords, carriers, warehousemen, mechanics and repairmen incurred in the Ordinary Course of Business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; (iii) Liens incurred in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other types of social security; and (iv) any interest or title of a lessor under an operating lease or capitalized lease or of any licensor under a license.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, Governmental Entity, unincorporated organization or other entity.

“PTO” means the United States Patent and Trademark Office.

“Purchase Price” is defined in Section 2.2.

“Purchase Price Adjustment” is defined in Section 2.4(b).

“Purchase Shares” means the shares of Common Stock issued as the Stock Consideration.

“Purchaser” has the meaning set forth in the Recitals.

“Purchaser Certificate” is defined in Section 6.3(a).

“Purchaser Indemnifiable Loss” is defined in Section 9.2.

“Purchaser Indemnified Party” is defined in Section 9.2.

“Put Option” is defined in Section 5.12.

“Quarterly Release” is defined in Section 2.3(b).

“Real Property” is defined in Section 3.13.

“Representatives” means, with respect to a Person, such Person’s legal, financial, internal and independent accounting and other advisors and representatives.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act.

“Second Tail Period” is defined in Section 5.12.

“Securities Act” means the Securities Act of 1933, as amended, or any similar successor United States statute, and the rules and regulations of the Commission issued under such act, as they each may, from time to time, be in effect.

“Stock Consideration” is defined in Section 2.2

“Subsidiary” means, with respect to any Person, another Person (i) of which 50.0% or more of any class of capital stock is owned or controlled, directly or indirectly, by such first Person, or (ii) of which such first Person is a general partner.

“Tail Period” is defined in Section 5.12.

“Tax” means any United States federal, state, local and foreign income, profits, franchise, license, capital, transfer, ad valorem, wage, severance, occupation, import, custom, gross receipts, payroll, sales, employment, use, stamp, alternative or add-on minimum, environmental, withholding and any other tax, duty, assessment or governmental tax charge of any kind whatsoever, imposed or required to be withheld by any taxing authority, including any interest, additions to tax, or penalties applicable or related thereto.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement or other form relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” means any suit, proceeding, claim or demand by a Person other than a Person from which indemnification may be sought under Article IX.

“Third Tail Period” is defined in Section 5.12.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which Common Stock is listed or quoted for trading on the date in question.

“Triggering Event” is defined in Section 5.12.

“Twenty-Day VWAP” is defined in Section 2.5(a)

“Units” has the meaning set forth in the Recitals.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1991.

ARTICLE II
Purchase and Sale of UNITS

2.1 Purchase and Sale of Units. Upon the terms and conditions set forth in this Agreement, at the Closing, the Members shall sell to Purchaser, and Purchaser shall purchase from the Members, the Units.

2.2 Purchase Price. The purchase price for the Units shall be $11,756,097 (the “Purchase Price”). The Purchase Price shall be payable by Purchaser through the delivery to the Members of Cash (the “Cash Consideration”) and shares (the “Stock Consideration”) of Purchaser’s common stock, par value $0.001 per share (the “Common Stock”), subject to the Holdback set forth in Section 2.3 and to adjustment pursuant to Sections 2.4 and 2.5. The Members may elect to receive the Purchase Price entirely in shares of Common Stock or a combination of cash and Common Stock, provided that, no Member shall have the right to receive more than 20% of such Member’s pro rata portion of the Purchase Price in cash and in no event shall the aggregate amount of cash paid by Purchaser to all Members exceed $2,000,000. The number of shares of Common Stock issuable as the Stock Consideration shall be determined assuming a per share price equal to the closing price of the Common Stock on the American Stock Exchange on the trading day immediately preceding the Closing Date (the “Closing Date Price”). The Cash Consideration shall be paid at the Closing, by wire transfer to such bank account(s) designated in writing by the Members, in immediately available United States Dollars.

2.3 Holdback. Purchaser shall withhold from the Purchase Price the entire amount of the Stock Consideration (the “Holdback Shares”). The Holdback Shares shall be maintained in an escrow account (the “Escrow Account”) pursuant to the Master Escrow Agreement. The Holdback Shares then remaining in the Escrow Account, minus that number of Holdback Shares having a value equal to the total of all demanded (and unpaid and unresolved) obligations of the Company or the Members required to be funded from the Holdback (collectively, the “Holdback Obligations”), shall be released:

(a)  to those Members who are not employees of the Company on the Closing Date (the “Nonemployee Members”) on the first anniversary of the Closing Date (the “Anniversary Date”); and

(b) to those Members who are employees of the Company on the Closing Date (the “Employee Members”), which Employee Members are listed on Schedule 2.3(b), pro rata in twelve equal installments, the first four installments of which shall be payable on the Anniversary Date and the remaining installments of which shall be payable quarterly (each subsequent installment, a “Quarterly Release”), beginning on the last day of the third month following the Anniversary Date and on the last day of each third month thereafter. The Holdback shall be the sole remedy to fund any of the obligations of the Company or the Members pursuant to Section 9.2 hereof.

2.4 Purchase Price Adjustment.

(a) Within sixty (60) days of the Closing (the “Delivery Date”), Purchaser shall deliver to the Members a calculation as of the Closing Date, prepared in accordance with the Company’s historic accounting methods consistently applied in accordance with past practice, of the amount, if any, by which the combined Current Assets of the Company exceed the combined Current Liabilities of the Company (“Closing Date Net Working Capital”).

(b) In the event Closing Date Net Working Capital is less than Baseline Net Working Capital, the Members shall be required to refund to Purchaser the amount by which Baseline Net Working Capital exceeds Closing Date Net Working Capital. In the event Closing Date Net Working Capital is more than Baseline Net Working Capital, Purchaser shall be required to pay to the Members the amount by which Closing Date Net Working Capital exceeds Baseline Net Working Capital. Any amounts owed pursuant to this Section 2.4(b) shall be due and payable within thirty (30) days of the Delivery Date, unless disputed in accordance with Section 2.4(c). The adjustment to the Purchase Price provided for in this Section is hereinafter referred to as the “Purchase Price Adjustment.”

(c) The Members’ Representative shall have ten (10) business days from the Delivery Date to deliver a written notice of disagreement to Purchaser (a “Notice of Disagreement”). During such period, Purchaser shall make the books and accounting records relating to the Business (including work papers) and appropriate accounting personnel reasonably available to the Members’ Representative. Any such Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If no Notice of Disagreement is delivered within such ten (10) business day period, the Closing Date Net Working Capital amount shall become final and binding upon the parties. Following delivery of a Notice of Disagreement, the parties shall attempt to resolve any differences that they may have with respect to any matter specified in the Notice of Disagreement. If the parties fail to reach a written agreement with respect to all such matters within 60 days of the Notice of Disagreement, then all such matters as specified in the Notice of Disagreement as to which such written agreement has not been reached (the “Disputed Matters”) shall be submitted to and reviewed by an arbitrator (the “Arbitrator”), who shall be selected by the Members’ Representative and Purchaser. The Arbitrator shall act promptly (in no event to exceed 20 days) to resolve all Disputed Matters and his or her decision with respect to all Disputed Matters shall be final and binding upon the parties. The fees and expenses of the Arbitrator incurred in resolving the Disputed Matters shall be borne equally by the Members and Purchaser. Any adjustment required pursuant to this Section 2.4(c) shall be paid by the Members or Purchaser, as appropriate, by wire transfer to such bank account(s) designated by the Members or Purchaser, as appropriate, within five (5) days of final determination thereof in immediately available United States Dollars.

2.5 Adjustment to Number of Shares Issued as Stock Consideration.

(a) If during the twelve months following the Closing (the “Adjustment Period”), the Common Stock has a volume-weighted average trading price, rounded to the nearest one-hundredth of one cent (the “Twenty Day VWAP”), of at least $4.50, as reported on the American Stock Exchange, for twenty (20) consecutive trading days, the aggregate number of shares of Common Stock issuable to the Members as the Stock Consideration shall be adjusted such that the number of shares of Common Stock issuable as the Stock Consideration shall be determined assuming a per share price equal to $4.50. For purposes of this Agreement, the Twenty Day VWAP shall be calculated using the default criteria for the function known as “Bloomberg VWAP” of the AQR function for the Common Stock on the automated quote and analytical system distributed by Bloomberg Financial LP.

(b) If Purchaser, at any time during the Adjustment Period, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution of any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then an equitable adjustment shall be made to the number of shares of Common Stock issuable as Stock Consideration and the calculation of the volume-weighted average trading price of the Common Stock.

ARTICLE III
Representations and Warranties of the Company and THE MEMBERS

Except as set forth in the Company Disclosure Schedule delivered to Purchaser simultaneously with the execution hereof, the Company and the Members jointly and severally represent and warrant to Purchaser for its reliance in the execution, delivery and performance of this Agreement that all of the statements contained in this Article III are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date).

3.1 Organization and Standing. The Company: (a) is a limited liability company duly organized, validly existing and in current status under the Laws of the State of Wisconsin; (b) has all requisite limited liability company power and authority to own its properties, carry on its business as now being conducted; and (c) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, which jurisdictions are listed in Section 3.1 of the Disclosure Schedule, except to the extent that the failure to be so qualified or licensed would not reasonably be expected to result in a Material Adverse Change. The Company has made available to Purchaser complete and correct copies of its Constitutive Documents, as amended, to date. The Company is not in violation of any of the provisions of its Constitutive Documents.

3.2 Power and Authority; Binding Agreement. The Company and each Member have all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform their respective obligations hereunder. This Agreement has been duly executed and delivered by the Company and each Member and, assuming due execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Company and each Member, enforceable against each of them in accordance with its terms, subject in each case to bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

3.3 Noncontravention.

(a) Other than as set forth in Section 3.3(a) of the Disclosure Schedule, the execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance by the Company and the Members with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of: (i) the Constitutive Documents; (ii) assuming all consents set forth in Section 3.14(b) of the Disclosure Schedule are obtained, any indebtedness, loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other Material Contract to which the Company or any Member is a party or bound by or its properties or assets are bound by or subject to or otherwise under which the Company or any Member has rights or benefits; or (iii) any (A) Law, or (B) Judgment, in each case, applicable to the Company or any Member, its properties or assets other than in the cases of (ii) and (iii) above, any such conflicts, violations, breaches, defaults, rights, entitlements, losses or Liens that have not given rise to, or would not reasonably be anticipated to give rise to, an event constituting a Material Adverse Change.

(b) No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby or the compliance by the Company with the provisions of this Agreement, except for such consents, approvals, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made individually or in the aggregate would not impair in any material respect the ability of the Company to perform its obligations under this Agreement and will not result in a Material Adverse Change.

3.4 Compliance with Laws. The Company is and has been in compliance in all material respects with all applicable Laws and Judgments of any Governmental Entity applicable to its businesses or operations. The Company has not received a written notice or other written communication (or, to the Knowledge of the Company, any oral notice or other communication) that is currently pending alleging a possible violation by the Company of any applicable Law or Judgment of any Governmental Entity applicable to the Company’s businesses or operations.

3.5 Title to Units. Except as set forth in Section 3.5 of the Disclosure Schedule, the Members have good and marketable title to the Units, free and clear of all restrictions, Liens, voting trusts, agreements, proxies, arrangements and encumbrances of any kind whatsoever (collectively, “Encumbrances”). Upon the Closing, the Members shall transfer good and marketable title to the Units to Purchaser free and clear of all Encumbrances.

3.6 Capitalization. All of the issued and outstanding Units have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record and beneficially by the Members. As of the date hereof, the Units are, and as of the Closing Date will be, all of the issued and outstanding membership interests of the Company. Except as set forth in Section 3.6 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its membership interests. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, member agreements or other agreements or understandings with respect to the voting of the membership interests of the Company.

3.7 Subsidiaries. The Company has no subsidiaries. The Company does not own or hold the right to acquire any shares of stock or any other security or interest, directly or indirectly, of or in any Person.

3.8 Permits. The Company validly holds and has in full force and effect, or has taken appropriate steps to obtain or renew, all material Permits necessary for it to own, lease or operate its properties and assets and to carry on its businesses as now conducted. The Company is in compliance in all material respects with the terms and conditions of all such Permits and there has occurred no material default (with or without notice or lapse of time or both) or material violation of, or under, or event giving to any other Person any right of termination, amendment or cancellation of, any such Permit. None of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the consummation of the transactions contemplated hereby or the execution and delivery of this Agreement. No proceeding is pending or, to the Knowledge of the Company, threatened, seeking the revocation or limitation of any Permit. Section 3.8 of the Disclosure Schedule lists each Permit of a material nature issued or granted to or held by the Company. All of the Permits listed on Section 3.8 of the Disclosure Schedule are held in the name of the Company, and none are held in the name of any Company employee or agent or otherwise on behalf of the Company.

3.9 Financial Statements.

(a) Section 3.9(a) of the Disclosure Schedule sets forth the unaudited balance sheet of the Company as of December 31, 2006 (the “Most Recent Balance Sheet”), December 31, 2005 and December 31, 2004, together with the related statements of income for the twelve months ended December 31, 2006, December 31, 2005 and December 31, 2004 (collectively, the “Financial Statements”). The Financial Statements: (i) are consistent with the books and records of the Company; (ii) have been prepared in accordance with the Company’s historic accounting methods consistently applied in accordance with past practice; and (iii) present fairly the financial condition and results of operations of the Company as of the respective dates thereof and for the periods referred to therein in all material respects.

(b) All accounts receivable of the Company, whether reflected on the Most Recent Balance Sheet or otherwise, are current and arose from valid transactions in the Ordinary Course of Business. The Company has received no written (or, to the Company’s Knowledge, other) notice or other indication and the Company has no Knowledge that any of the Company’s accounts receivable will not be collectible in full, net of any reserves shown on the Most Recent Balance Sheet.

(c) All accounts payable of the Company, whether reflected on the Most Recent Balance Sheet or otherwise, are current and arose from valid transactions in the Ordinary Course of Business.

3.10 Absence of Changes or Events. Except as set forth in Section 3.10 of the Disclosure Schedule, since December 31, 2006:

(a) The Company has conducted its business only in the Ordinary Course of Business;

(b) there has occurred no Material Adverse Change, nor any change, circumstance, development, state of facts, event or effect that would reasonably be expected to result in a Material Adverse Change;

(c) The Company has not: (i) amended its Constitutive Documents; (ii) issued, sold, transferred, pledged, disposed of or encumbered any of its membership interests or any commitments or rights of any kind to acquire any of its membership interests; or (iii) purchased or otherwise acquired directly or indirectly any of its membership interests, or any instrument or security which consists of or includes a right to acquire such membership interests;

(d) The Company has not adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring or other reorganization of the Company;

(e) The Company has not changed in any material respect any of the accounting policies or methods used by it;

(f) The Company has not incurred loss of, or significant injury to, any of its assets whether as a result of any natural disaster, labor trouble, accident, other casualty or otherwise;

(g) The Company has not mortgaged, pledged or subjected to any Lien (other than Permitted Liens), any of its assets;

(h) The Company has not sold, exchanged, transferred or otherwise disposed of any of its assets, except in the Ordinary Course of Business;

(i) The Company has not canceled any debts or claims;

(j) The Company has not reserved for or written down the value of any assets or written off as uncollectible any accounts receivable, except in the Ordinary Course of Business and none of which, individually or in the aggregate, would result in a Material Adverse Change;

(k) The Company has not made, or committed to make, any capital expenditures in excess of $100,000 individually or in the aggregate; and

(l) The Company has not made any agreement to do any of the foregoing, other than negotiations with Purchaser and its Representatives regarding the transactions contemplated by this Agreement.

3.11 Undisclosed Liabilities. To the Knowledge of the Company, the Company does not have any liabilities, obligations or commitments of any nature (whether known or unknown, absolute, accrued, contingent, liquidated or otherwise), except: (i) liabilities, obligations or commitments which are appropriately reflected or reserved against on the Most Recent Balance Sheet; (ii) liabilities, obligations or commitments which have been incurred in the Ordinary Course of Business and consistent with past practice since the Most Recent Balance Sheet Date; (iii) liabilities, obligations or commitments disclosed in the Disclosure Schedule; and (iv) express performance obligations under the contracts and agreements of the Company.

3.12 Assets other than Real Property.

(a) Section 3.12(a) of the Disclosure Schedule sets forth a list of each tangible personal property asset owned or leased by the Company that is material to the Company’s business, specifying for each asset whether such asset is owned or leased. The Company is the true and lawful owner or lessee of and has good and valid title to, or a valid leasehold interest in, all personal property (tangible or intangible) reflected on the Most Recent Balance Sheet or thereafter acquired, except inventory that has been sold or otherwise disposed of in the Ordinary Course of Business since the Most Recent Balance Sheet Date and not in violation of this Agreement, in each case, free and clear of all Liens (other than Permitted Liens).

(b) Except as set forth in Section 3.12(b) of the Disclosure Schedule, all material tangible personal property of the Company is located at the offices of the Company at 10200 Innovation Drive, Milwaukee, WI 53226. Except as set forth in Section 3.12(b) of the Disclosure Schedule, all material personal property of the Company is free from material defects and is in good working order, ordinary wear and tear excepted. All material tangible leased personal property of the Company is in good working order, ordinary wear and tear excepted.

3.13 Real Property. Section 3.13 of the Disclosure Schedule lists all real property and interests in real property owned or leased by or to the Company (each, a “Real Property”). The Company has delivered to Purchaser complete and accurate copies of all leases, including any subleases, and any operating agreements relating to any leased Real Property. With respect to each Real Property, except as set forth in Section 3.13 of the Disclosure Schedule: (i) the Company has good and valid title to such Real Property or the leasehold estate relating to any leased Real Property, free and clear of all Liens (other than Permitted Liens and Liens which would not reasonably be expected to materially impair the current uses or the occupancy by the Company of such Real Property), leases, assignments, subleases, easements, covenants, rights of way and other similar restrictions of any nature whatsoever, other than those identified in the leases and operating agreements provided to Purchaser; (ii) any lease relating to any leased Real Property is in writing and is legal, valid, binding, in full force and effect and enforceable against the Company in accordance with its terms; (iii) any lease relating to any leased Real Property will, immediately following the Closing Date, continue to be legal, valid, binding, in full force and effect and enforceable in accordance with its terms as in effect on the date hereof; (iv) the Company is not and, to the Knowledge of the Company, no other party to any lease relating to a leased Real Property is, in breach or violation of, or in default under, such lease; (v) all facilities included in any leased Real Property are supplied with utilities and other services adequate for the operation of such facilities in the manner currently used by the Company; (vi) all rents and additional rents due on any lease relating to a leased Real Property have been paid; (vii) to the Knowledge of the Company, the current use by the Company of the facilities located on all Real Property does not violate any local zoning or similar land use requirement or other Law in any material respect; and (viii) all necessary third party consents, approvals, filings and registrations required to be obtained by the Company with respect to any leases in connection with the transactions contemplated by this Agreement or otherwise, have been made or obtained or will be made or obtained as of the Closing Date.

3.14 Contracts.

(a) Section 3.14(a) of the Disclosure Schedule lists the following Contracts to which the Company is a party or by which it is bound (each such Contract, whether or not set forth in such section of the Disclosure Schedule, a “Material Contract”):

(i) employment or consulting Contract, or any employee collective bargaining agreement or other Contract with any labor union or any Company employee;

(ii) Contract not to compete or otherwise restricting the development, manufacture, marketing, distribution or sale of any products or services by the Company;

(iii) Contract containing any “non-solicitation” or “no-hire” provision that restricts the Company in any manner;

(iv) Contract containing any provision that purports to apply to or restrict the Company from engaging in any line of business anywhere in the world;

(v) Contract with or involving the Members or any Affiliate of the Members (other than the Company);

(vi) lease, sublease or similar Contract with any Person under which the Company is a lessor or sublessor of, or makes available for use to any Person (other than the Company), (A) any Real Property, or (B) any portion of any premises otherwise occupied by the Company;

(vii) lease or similar Contract with any Person under which (A) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person (other than any Contracts that individually do not involve the payment by or to the Company of more than $10,000 in any twelve-month period), or (B) the Company is a lessor or sublessor of, or makes available for use by any Person, any tangible personal property owned or leased by the Company;

(viii) Contract for the purchase or sale of products or the furnishing or receipt of services: (A) calling for performance over a period of more than one (1) year; (B) requiring or otherwise involving payment by or to the Company of more than $10,000 in any twelve-month period or more than $40,000 in the aggregate in any three year period; (C) in which the Company has granted manufacturing rights, “most favored nation” pricing provisions or marketing or distribution rights relating to any products or territory; or (D) in which the Company has agreed to purchase or sell a minimum quantity of goods or services or has agreed to purchase or sell goods or services exclusively from a certain party;

(ix) Contract for the disposition of any assets or business of the Company other than sales of inventory in the Ordinary Course of Business or any agreement for the acquisition, directly or indirectly, of the assets or business of any other Person;

(x) Contract for any joint venture or partnership;

(xi) Contract granting a third party any license to any Company Intellectual Property, or pursuant to which the Company has been granted by a third party any license to any Intellectual Property other than “off the shelf” or other standard widely commercially available software products, or any other license, option or other Contract relating in whole or in part to Company Intellectual Property or the Intellectual Property of any other Person;

(xii) Contract (other than trade debt incurred in the Ordinary Course of Business) under which the Company has borrowed any money from, or issued any note, bond, debenture or other evidence of Indebtedness to, any Person;

(xiii) Contract (including so called “take or pay” or “keep well” agreements) under which (A) any Person has directly or indirectly guaranteed Indebtedness, liabilities or obligations of the Company, or (B) the Company has directly or indirectly guaranteed Indebtedness, liabilities or obligations of any Person (in each case other than endorsements for the purpose of collection in the Ordinary Course of Business);

(xiv) Contract (other than trade debt incurred in the Ordinary Course of Business) under which the Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person;

(xv) mortgage or other Lien upon any Leased Property, other than Permitted Liens and Liens which would not materially impair the current uses or the occupancy by the Company of such Leased Property;

(xvi) Contract providing for indemnification of any Person by the Company other than any agreement of indemnification entered into in connection with the sale or license of software products in the Ordinary Course of Business;

(xvii) Contract providing that the Company or any Company employee maintain the confidentiality of any information, or providing for any Person to maintain the confidentiality of any information material to the Company or the Business;

(xviii) Contract involving a research or development collaboration or similar arrangement;

(xix) Contract granting any third party a security interest in any of the Company’s assets;

(xx) Contract giving any party the right to renegotiate or require a reduction in price or refund of payments previously made in connection with the business of the Company; and

(xxi) Contract not entered into in the Ordinary Course of Business and requiring a payment of greater than $10,000 in any twelve-month period.

(xxii) Each Contract is in full force and effect, and is legal, valid, binding and enforceable against the Company in accordance with its terms. True and complete copies of each Material Contract (and a written summary of the terms of any oral Material Contracts) have been delivered to Purchaser. Except as set forth in Section 3.14(b) of the Disclosure Schedule, there is no material default, material violation or material breach under any Contract by the Company or, to the Company’s Knowledge, by any other party thereto, and no event has occurred or condition exists that with the lapse of time or the giving of notice or both would constitute a material default, material violation or material breach thereunder by the Company or, to the Company’s Knowledge, any other party thereto, except to the extent such default, violation or breach would not individually or in the aggregate cause a Material Adverse Change. Except as set forth in Section 3.14(b) of the Disclosure Schedule, no notice, waiver, consent or approval is required (or the lack of which would give rise to a right of termination, cancellation or acceleration of, or entitle any party to accelerate, whether after the giving of notice or lapse of time or both, any obligation under the Contracts) under or relating to any Contract in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

3.15 Intellectual Property.

(a) Section 3.15(a) of the Disclosure Schedule sets forth a true and complete list of all Company Intellectual Property as defined in parts (i) through (vi) of the definition of Intellectual Property and a true and accurate description or summary of the Intellectual Property as defined in parts (vii) through (viii) of such definition.

(b) Except as set forth in Section 3.15(b) of the Disclosure Schedule, the Company owns or has valid licenses to use, free and clear of all Liens or any other claims, including, without limitation, any claim of ownership or other right by any inventor on any Patent, all Company Intellectual Property that is material to the Company or the operation of its business as currently conducted. There are no claims or demands by any other Person pertaining to any Company Intellectual Property, and no proceedings have been instituted, or are pending or, to the Knowledge of the Company, threatened, which challenge the rights of the Company in respect thereof.

(c) Except as set forth in Section 3.15(c) of the Disclosure Schedule, all Company Intellectual Property, other than that which is licensed to the Company and other than Company Intellectual Property under development, has been properly assigned to the Company.

(d) Except as set forth in Section 3.15(d) of the Disclosure Schedule, the Company does not pay or receive any royalty to or from anyone with respect to any Company Intellectual Property, nor has the Company licensed anyone to use any Company Intellectual Property.

(e) Except as set forth in Section 3.15(e) of the Disclosure Schedule, all rights of the Company in and to Company Intellectual Property will be unaffected by the transactions contemplated hereby. Except as set forth in Section 3.15(e) of the Disclosure Schedule, the Company has not given or received any written (or, to the Company’s Knowledge, other) notice of any pending conflict with, or infringement of the rights of others with respect to, any Intellectual Property or with respect to any license of the Company Intellectual Property.

(f) Except as set forth in Section 3.15(f) of the Disclosure Schedule, the Company is not subject to any Judgment with respect to, nor has it entered into or is it a party to any Contract which restricts or impairs the use of, any Company Intellectual Property. To the Knowledge of the Company, no Company Intellectual Property, and no services or products sold by the Company, conflicts with or infringes upon any Issued Patent of any third party, the Company is not infringing any Issued Patent owned by any third party and none of the activities presently being conducted by the Company is infringing the Issued Patent rights of any third party.

(g) Except as set forth in Section 3.15(g) of the Disclosure Schedule, the Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Intellectual Property and no claims have been asserted in writing (or, to the Company’s Knowledge, other than in writing) by any Person with respect to the validity or enforceability of, or the Company’s ownership of or right to use, the Company Intellectual Property.

(h) To the Company’s Knowledge, the Company has the right to use without infringing on the rights of others, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information or trade secrets, domain names and print and electronic publications required for or incident to its products, services, or its business as presently conducted and foreseeably conducted.

(i) The Company has obtained work-for-hire agreements and intellectual property assignments from all contractors of the Company necessary to establish and preserve, for the benefit of the Company, any Company Intellectual Property and exercises reasonable care with respect to the dissemination of any Company Intellectual Property.

(j) To the Company’s Knowledge, no third party has infringed upon or misappropriated any Company Intellectual Property.

(k) No written or oral, formal or informal notice of any proceeding charging the Company with infringement of any intellectual property rights of any other Person has been received by the Company and, to the Company’s Knowledge, no such proceeding is threatened. To the Knowledge of the Company, the Company is not making any unauthorized use of any confidential information or trade secrets of any Person, including, without limitation, any customer of the Company, or any Company employee.

3.16 Litigation. There is no Legal Proceeding that is pending (or, to the Company’s Knowledge, threatened) against the Company. The Company is not operating under and is not subject to any Judgment, writ, injunction or award of any Governmental Entity, court, judge, justice, magistrate, or arbitrator, including any bankruptcy court or judge. There are no unsatisfied Judgments outstanding against the Company.

3.17 Taxes.

(a) All Tax Returns required to be filed by the Company have been timely filed and all Taxes owed by the Company (whether or not shown on any Tax Return) have been timely paid. Except as set forth in Section 3.17(a) of the Disclosure Schedule, no Tax Return of the Company is required to be filed on or before the date that is ninety (90) days after the Closing. The Company is not delinquent in the payment of any assessment or governmental charge with respect to such Tax Returns.

(b) All Tax Returns filed by the Company are true, correct and complete in all material respects. The Company will not have any liability for any Taxes in excess of the charges, accruals and reserves reflected on the Most Recent Balance Sheet. The Tax Returns of the Company have never been examined by the IRS and the Company is not the subject of any Tax audit with respect to such Tax Returns nor has any Governmental Entity conducted an investigation or audit of, or any claim or proceeding in respect of, the Company in respect of Taxes within the past four (4) years and, to the Company’s Knowledge, no such audits, claims or proceedings are threatened. No Liens for Taxes have been filed against the Company (other than for Taxes not yet due and payable).

(c) Section 3.17(c) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company, including all Tax Returns filed on a consolidated, combined or unitary basis, along with a list of entities whose activities are included in such filings for the last four (4) years. There are no actions, suits, proceedings, audits, investigations or claims now proposed or pending against the Company concerning the Tax liability of the Company. No issue has been raised in any examination by any Governmental Entity with respect to the Company which, by application of similar principles, would reasonably be expected to result in a proposed deficiency or increase in Taxes for any other period not so examined and no deficiencies for any Tax, assessment or governmental charge have been proposed in writing, asserted or assessed (tentatively or definitively), or, to the Knowledge of the Company, are threatened, by any taxing Governmental Entity against the Company or any Person that has filed Tax Returns with the Company with respect to such Tax Returns.

(d) Except as set forth in Section 3.17(d) of the Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax assessment or deficiency with respect to the Company, and the Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed. Except as set forth in Section 3.17(d) of the Disclosure Schedule, the Company has not, within the last seven (7) years, paid or become liable to pay any material penalty, fine, surcharge or interest relating to Tax. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible of the Company (other than for Taxes not yet due and payable).

(e) The Company has withheld and paid all Taxes required by Law to have been withheld and paid and has complied in all respects with all rules and regulations relating to the withholding or remittance of Taxes (including, without limitation, employee related Taxes).

(f) The Company is not a party to any Contract that, individually or collectively, would give rise to any payment (whether in cash or property) that would not be deductible pursuant to Sections 162(a)(1), 162(m), 162(n) or 280G of the Code.

(g) [Intentionally Deleted]

(h) The Company is not, and has never been, a real property holding company within the meaning of Section 897 of the Code.

(i) No claim has ever been made in writing (or, to the Company’s Knowledge, other than in writing) that is currently pending by an authority in a jurisdiction where the Company, or any Person that files Tax Returns with the Company, does not file Tax Returns that the Company or such Person is or may be subject to Tax in that jurisdiction.

(j) The Company is not a party to any Tax allocation, indemnity or sharing Contract.

(k) The Company does not have any liability for Taxes of any Person (i) under Treasury Regulation Section 1.1502-6, (ii) as transferee or successor, (iii) by Contract, or (iv) otherwise. The Company has not been a member of an “affiliated group” (as that term is defined in the Code). The Company is not now, nor during the last four (4) years has it been a party to or bound by any Contract, agreement, governing document or other arrangement (whether or not written and including any arrangement required or permitted by Law), other than the Operating Agreement, which (i) affords any other Person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign tax credit, charitable deduction, or any other Tax credit or tax attribute (including deductions and credits relating to alternative minimum Taxes), (ii) requires or permits the transfer or assignment of income, revenues, receipts or gains, or (iii) grants any power of attorney with respect to any matter relating to Taxes.

(l) The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(m) Section 3.17(m) of the Disclosure Schedule sets forth: (i) a list of all jurisdictions (whether foreign or domestic) to which any Tax is or has been properly payable by or with respect to the Company during the past five (5) years; (ii) all rulings or determinations obtained by or with respect to the Company from any Governmental Entity responsible for the imposition of any Tax that may affect the Company from or after the Closing Date; (iii) all Tax Returns of the Company for periods ending after December 31, 2002 and all other Tax Returns with respect to which the applicable period for assessment under applicable Laws, after giving effect to extensions or waivers, has not expired; (iv) all material items of income, gain, deduction or loss, or similar items, whether or not recognized or incurred, resulting from any intercompany transaction to which the Company is party; (v) a list of all pending Tax audits or inquiries; and (vi) any Tax reserves included in the “Deferred Taxes” or similar line item in any balance sheets of the Company included in the Financial Statements, separately identified and itemized by dollar amount.

(n) The Company’s inventory and receivables are valued on a reasonable basis for Tax purposes.

(o) The Company has not participated in or cooperated with any international boycott within the meaning of Section 999 of the Code or been requested to do so in connection with any transaction or proposed transaction.

(p) Section 3.17(p) of the Disclosure Schedule lists all Tax abatement, Tax reduction, or similar agreements or programs to which the Company is a party. The transactions contemplated by this Agreement will not result in any recoupment, claw-back, or increase in Tax abatement, Tax reduction, or similar benefit for periods prior to the Closing.

(q) The Company is not a foreign person within the meaning of Section 1445 of the Code.

(r) Except as set forth in Section 3.17(r) of the Disclosure Schedule, the Company has not (i) participated or engaged in any transaction, or taken any Tax return position, described in Treasury Regulation section 301.6111-2(b)(2) (or any corresponding or similar provision of state, local or foreign Tax law); or (ii) participated or engaged in any “reportable transaction” within the meaning of Treasury Regulation section 1.6011-4 (or any corresponding or similar provision for state, local or foreign Tax law).

(s) [Intentionally Deleted]

(t) [Intentionally Deleted]

3.18 Insurance. The insurance policies owned and maintained by the Company and the coverage amounts thereunder are listed on Section 3.18 of the Disclosure Schedule. The insurance policies maintained by the Company comply with any requirements to maintain insurance set forth in any contract or agreement to which the Company is a party. Except as set forth on Section 3.18 of the Disclosure Schedule, there is no claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. To the Knowledge of the Company, there has been no notice of cancellation or termination (or any other threatened termination) of, or premium increase with respect to, any such policy.

3.19 Warranty and Product Liability Matters.

(a) Section 3.19 of the Disclosure Schedule sets forth (i) a list of all product liability claims made against the Company since January 1, 2004; and (ii) a summary of warranty claims made against the Company, together with the annual cost associated with such warranty claims, for each of the three (3) immediately preceding fiscal years.

(b) The Company’s products have no known design or manufacturing defects which individually or in the aggregate would result in a Material Adverse Change to the Company or its assets and such products comply in all material respects with, and meet the current standards of, federal, state, local and foreign codes, laws, regulations and statutes dealing with such products. Other than as set forth in Section 3.19(b) of the Disclosure Schedule, no claims, including, but not limited to, product or service warranty, liability, strict liability or negligence claims, in respect of the Company’s products or services are pending or, to the Company’s Knowledge, threatened.

3.20 Benefit Plans.

(a) Section 3.20(a) of the Disclosure Schedule contains a list of all Benefit Plans, with a description of any Benefit Plans not in writing, maintained or contributed to by the Company or any ERISA Affiliate. The Company has delivered to Purchaser true and complete copies of: (i) each Benefit Plan (including amendments since the most recent restatement); (ii) the annual report (Form 5500) filed with the IRS or the Department of Labor with respect to each Benefit Plan (if any such report was required) for the preceding plan year; (iii) the most recent determination letter issued to, or opinion letter issued with respect to, each Pension Plan that is intended to be qualified under Section 401(a) of the Code and any pending applications for a determination letter for such plans; (iv) the most recent summary plan description (and any summary of material modifications since the most recent summary plan description) for each Benefit Plan for which such a summary plan description is required and any summaries or other material communications distributed to participants for each Benefit Plan whether or not required to provide a summary plan description; (v) all personnel, payroll, and employment manuals and policies; (vi) each trust agreement, recordkeeping or other third-party agreement and group annuity Contract relating to any Benefit Plan; (vii) all written notices that were given by the Company or any Benefit Plan to the IRS, the Pension Benefit Guaranty Corporation, the Department of Labor, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, or any other Governmental Entity relating to a Benefit Plan; and (viii) all written notices that were given by the IRS, the Pension Benefit Guaranty Corporation, the Department of Labor, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, or any other Governmental Entity to the Company relating to any Benefit Plan.

(b) Each Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable laws, including, but not limited to, ERISA and the Code.

(c) Except as set forth on Section 3.20(c) of the Disclosure Schedule, all Pension Plans intended to be qualified and exempt from federal income Taxes under Sections 401(a) and 501(a) of the Code, respectively, have received determination letters from the IRS to the effect that such Pension Plans are so qualified and exempt from federal income Taxes, and no such determination letter has been revoked nor has revocation of any such determination letter been threatened in writing (or, to the Knowledge of the Company, other than in writing). No such Pension Plan has been amended since the date of its most recent determination letter or application therefor in any respect, nor, to the Knowledge of the Company, has any other circumstance or event occurred, that would reasonably be expected to adversely affect its qualification or materially increase its cost.

(d) No Benefit Plan is or has ever been (or has ever been the successor or transferee of) a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “defined benefit plan” (as defined in Section 3(35) of ERISA). The Company does not have any actual or potential, secondary, or contingent liability to any Person under Title IV of ERISA and no Pension Plan is subject to Title IV of ERISA. The Company has not contributed to, been required to contribute to, or withdrawn from any “multiemployer plan” (as defined in Section 3(37) of ERISA).

(e) The Company has never established, maintained or contributed to, or had an obligation to maintain or contribute to or has or had any liability with respect to, any “voluntary employees’ beneficiary association” (within the meaning of Section 501(c)(9) of the Code), any organization or trust described in Sections 501(c)(17) or 501(c)(20) of the Code or any “welfare benefits fund” described in Section 419(e) of the Code.

(f) Except as set forth in Section 3.20(f) of the Disclosure Schedule, the Company has not offered to provide health or life insurance coverage to any individual, or to the family members of any individual, for any period extending beyond the termination of the individual’s employment by the Company, except to the extent required by the health care continuation (also known as “COBRA”) provisions of ERISA and the Code or similar state benefit continuation Laws. Each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with Sections 601 et seq. and 701 et seq. of ERISA and Section 4980B and Subtitle K of the Code.

(g) Except as set forth on Section 3.20(g) of the Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will: (i) result in the payment, vesting, or acceleration of any bonus, interest-based award, retirement, severance, job security or similar benefit or any enhanced benefit to any Person; (ii) give rise to any obligation to fund any payment or benefit by the Company; (iii) give rise to any limitation on the ability of the Company to amend or terminate any Benefit Plan; or (iv) result in any payment or benefit that would be characterized as an “excess parachute payment,” within the meaning of Section 280G of the Code under any Benefit Plan.

(h) Except as set forth on Section 3.20(h) of the Disclosure Schedule, the Company does not have any Benefit Plan in which non-United States employees participate and is not required to maintain any such plan.

(i) Since the Company’s formation, no Person is or has been an ERISA Affiliate.

(j) The Company has never been subject to the jurisdiction of the WARN Act.

(k) To the Knowledge of the Company, the Company has not engaged in a transaction in connection with which it could be subject either to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

(l) Each Benefit Plan maintained by the Company may be unilaterally amended or terminated by the Company (with respect to Company employees), without material liability or penalty, subject to the vested rights of existing participants under the Benefit Plans (with respect to Company employees).

(m) The Company does not have any Benefit Plan or any other agreement or arrangement under which the Company has any liability under a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and applicable Treasury guidance thereunder (the “409A Plans”) which does not comply with the requirements of Section 409A of the Code. None of the 409A Plans has been materially modified within the meaning of Notice 2005-1 and each 409A Plan has been operated in good faith compliance with the provisions of Section 409A of the Code and the Internal Revenue Service Notice 2005-1 during calendar year 2006.

(n) All contributions to, and any payments from, each Benefit Plan that may have been required to be made in accordance with the terms of such Benefit Plan, and, where applicable, the laws of the jurisdiction that govern such Benefit Plan, through the date hereof have been made in a timely manner. There are no unfunded benefit obligations under any Benefit Plan which have not been accounted for by reserves, or otherwise fully accrued on the Most Recent Balance Sheet.

(o) There is not now, and, to the Knowledge of the Company, there are no existing circumstances that could give rise to, any requirement for the posting of security with respect to a Benefit Plan or the imposition of any Lien on the assets of the Company under ERISA or the Code.

(p) There does not now exist, and, to the Knowledge of the Company, there are no existing circumstances that could result in, any Controlled Group Liability that would be a liability of the Company following the Closing. Without limiting the generality of the foregoing, the Company has not engaged in any transaction described in Section 4069 of ERISA or any transaction that constitutes a withdrawal under Section 4201 et seq. of ERISA.

(q) There are no pending or, to the Company’s Knowledge, threatened claims (other than routine claims for benefits in the Ordinary Course of Business), lawsuits or arbitrations which have been asserted or instituted against the Benefit Plans, any fiduciaries of the Benefit Plans with respect to their duties to the Benefit Plans or the assets of any of the trusts under any of the Benefit Plans which could reasonably be expected to result in any material liability of the Company.

(r) Section 3.20(r) of the Disclosure Schedule contains a description, as of the date hereof, of the severance benefits that each of the former employees of the Company are eligible to receive, including the amount payable to each former employee, under the severance arrangement described therein.

(s) The Company is not a party to any oral or written agreement with any Company employee (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, or (ii) providing any term of employment or compensation guarantee.

(t) There has been no amendment to, written interpretation of or announcement of the Company relating to, or change in employee participation or coverage under, any Benefit Plan that would result in a material increase in the expense of maintaining such Benefit Plan above the level of the expense incurred in respect thereof for the fiscal year of the Company ended prior to the date hereof. The Company has no plan or commitment, whether legally binding or not, to create any additional Benefit Plan, or to modify or change any existing Benefit Plan that would affect any employee or terminated employee of the Company.

3.21 Employee and Labor Matters.

(a) The Company’s employees are not members of any union. There are no pending charges against the Company or any current or former Company employees (based on conduct relating to their employment by the Company) before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices nor, to the Knowledge of the Company, does any basis exist therefor. The Company has not received notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation of the Company and, to the Knowledge of the Company, no such investigation is in progress.

(b) The Company has complied in all material respects with all applicable Laws relating to employment and governing payment of minimum wages and overtime rates, the withholding and payment of Taxes from compensation of employees and the payment of premiums and/or benefits under applicable worker compensation Laws. The Company has complied in all material respects with all laws governing the employment of personnel by United States companies and the employment of non-United States nationals in the United States, including, but not limited to, the Immigration and Nationality Act and its implementing regulations.

(c) There is no labor strike, slowdown, stoppage or lockout actually pending or to the Company’s Knowledge, threatened against the Company. The Company is not a party to any collective bargaining or other similar labor Contracts with respect to any Company employee and there is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any Company employee. No labor union has been certified by the National Labor Relations Board as bargaining agent for any Company employee. The Company has not experienced a material work stoppage or other material labor difficulty during the two-year period ended on the date hereof.

(d) To the Knowledge of Company, no activity of any employee of the Company as or while an employee of the Company has caused a material violation of any employment Contract, confidentiality agreement, patent disclosure agreement or the violation of which resulted or could be reasonably expected to result, in a Material Adverse Change.

(e) Section 3.21 of the Disclosure Schedule contains a true and complete list of the names, positions and rates of compensation of all officers, directors, employees and consultants of the Company, as of the date hereof, showing each such person’s name, positions, and annualized remuneration for the current fiscal year.

(f) As of the date hereof, the Company has not been notified in writing by any of its employees that such employee intends to, or is considering, terminating such employee’s employment with the Company, including in connection with or as a result, in part or in whole, of the transactions contemplated hereby or any other sale of the Company or its assets.

(g) To the Knowledge of the Company, the Company has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any legal requirement prohibiting discrimination of any kind or nature, including, but not limited to, on the basis of race, color, national origin, sex, religion, age, marital status, sexual orientation, current or former military service or physical or mental disability in its employment conditions or practices that would result in any material liability to the Company.

3.22 Environmental Matters.

(a) The Company is and has been in compliance in all material respects with all applicable Environmental Laws. No property (including soils, groundwater, surface water, buildings or other structures) currently or formerly operated or leased by the Company is or was contaminated with any Hazardous Material in violation of Environmental Laws as a result of or in connection with the operations or activities of the Company or, to the Knowledge of the Company, any other Person. To the Company’s Knowledge, there are no conditions existing on the property currently leased by the Company that would reasonably be expected to give rise to any material violation of any Environmental Law by the Company or result in any material liability under any Environmental Law to the Company. The Company has generated, manufactured, received, handled, used, processed, stored, treated, released, refined, discharged, emitted, transported, imported and disposed of all Hazardous Materials in compliance with all applicable Environmental Laws.

(b) The Company has received no written notice of any pending, or to its Knowledge, threatened, and to the Knowledge of the Company, there is no basis for any action, demand, claim, notice of noncompliance, suit, investigation, inquiry or proceeding relating to any liability under any Environmental Law, including, but not limited to, any liability arising from or relating to the presence, generation, manufacture, receipt, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material. The Company is not subject to any order, decree or injunction of any Governmental Entity and is not a party to any indemnity agreement or other Contract with any third party relating to liability under any Environmental Law other than the lease for the Leased Property. To the Knowledge of the Company, there are no circumstances involving activities and operations conducted by the Company that would result in any material claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property under any Environmental Law. Copies of all environmental reports, studies, assessments, sampling data and other written documentation in the possession of the Company relating to the Company’s compliance with Environmental Laws have been made available to Purchaser.

(c) The Company has received no notice that it has, in the course of its business, sent or disposed of, otherwise had taken or transported, arranged for the taking or disposal of (on behalf of itself, a customer or any other party) or in any other manner participated or been involved in the taking of or disposal or release of a Hazardous Material to or at a site that is contaminated by any Hazardous Material or that, pursuant to any Environmental Law, (i) has been placed on the “National Priorities List,” the “CERCLIS” list, or any similar state or federal list, or (ii) is subject to or the source of a claim, an administrative order or other request to take “removal,” “remedial,” “corrective” or any other “response” action, as defined in any Environmental Law, or to pay for the costs of any such action at the site. To the Knowledge of the Company, any violation of any Environmental Law caused by the prior ownership, possession or use of any third party of any property currently owned, leased or used by the Company that required remediation pursuant to the order or directive of any Governmental Entity, has been remediated to the satisfaction of such Governmental Entity.

(d) The Company has, prior to the Closing Date, transported from or disposed of any and all Hazardous Materials on the property currently leased by the Company, in each case, in compliance with all applicable Environmental Laws.

3.23 Transactions with Affiliates. Section 3.23 of the Disclosure Schedule describes any transaction, since January 1, 2004 between the Company, on the one hand, and each of the Members or any Affiliate (other than the Company) of the Members, on the other hand. Except as set forth in Section 3.23 of the Disclosure Schedule, no Affiliate of the Members: (a) owns or has any interest in any property (real or personal, tangible or intangible), Company Intellectual Property or Contract used in or pertaining to the business of, the Company; (b) has any claim or cause of action against the Company; or (c) owes any money to, or is owed any money by, the Company.

3.24 Brokers. Except as set forth in Section 3.24 of the Disclosure Schedule, the Company has not employed or entered into any Contract with any investment banker, broker, finder, consultant or intermediary that would be entitled to any investment banking, brokerage, finder’s or similar fee in connection with the transactions contemplated by this Agreement.

3.25 Effect of Transaction. Except as set forth in Section 3.25 of the Disclosure Schedule, to the Company’s Knowledge, no lender, creditor, lessor, lessee, licensor, licensee, employee, contractor, distributor, vendor, client, customer, supplier, Affiliate or other Person having a relationship with the Company has informed the Company and the Company has no Knowledge that such Person intends to change such relationship (in part or in whole) because of the consummation of the transactions contemplated by this Agreement.

3.26 Certain Business Practices. To the Knowledge of the Company, neither the Company nor any officers, directors, members or employees of the Company, has: (i) used any funds of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment with the Company’s funds to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977; or (iii) made any payment with the Company’s funds in the nature of criminal bribery.

3.27 Ownership of Assets. Except as set forth in Section 3.27 of the Disclosure Schedule, the Company is the sole and exclusive legal and equitable owner of, and has good and marketable title to, its assets and such assets are free and clear of all Liens (other than Permitted Liens). Except as set forth in Section 3.27 of the Disclosure Schedule, no Person or Governmental Entity has an option to purchase, right of first refusal or other similar right with respect to all or any part of the Company’s assets other than in the Ordinary Course of Business. Any assets material to the business of the Company that are not owned by the Company or utilized by the Company pursuant to a lease, license or other agreement are set forth in Section 3.27 of the Disclosure Schedule.

3.28 Customers. Section 3.28 of the Disclosure Schedule sets forth for the year ended December 31, 2006, the ten (10) largest customers of the Company by revenue generated. The Company has received no notice that any of the customers set forth on Section 3.28 of the Disclosure Schedule intend to terminate, materially reduce or otherwise materially adversely modify its relationship with the Company.

3.29 Disclosure. No representations or warranties by the Company or the Members in this Agreement, and no statement or information contained in the schedules hereto or any certificate furnished by the Company or the Members pursuant to the provisions of this Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances under which they were made, to make the statements herein or therein not materially misleading.

3.30 Accounts; Powers of Attorney; Officers and Directors. Section 3.30 of the Disclosure Schedule sets forth: (i) a true and complete list of all bank and savings accounts, certificates of deposit and safe deposit boxes of the Company, identifying with respect to any Person authorized to sign thereon; and (ii) true and complete copies of all corporate borrowing, depository and transfer resolutions, identifying with respect to each any Person entitled to act thereunder; (iii) a true and complete list of all powers of attorney granted by the Company, identifying with respect to each any Person authorized to act thereunder.

3.31 Investment Representations. The Members understand that the Purchase Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction. The Members are acquiring the Purchase Shares for their own account for purposes of investment and not for the account of any other Person, not for resale to any other Person, and not with a view to or in connection with a resale or distribution of the Purchase Shares. The Members have no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment for the disposition of the Purchase Shares by the Members. Except as otherwise provided herein, the Members will not sell or otherwise dispose of any shares of capital stock of Purchaser without registration under the Securities Act and under any applicable state or other jurisdiction’s respective securities laws, or an exemption therefrom.

ARTICLE IV
Representations and Warranties of Purchaser

Purchaser represents and warrants to the Company and the Members as follows, as of the Closing Date:

4.1 Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Utah. Purchaser has all requisite corporate power and authority to own its properties and carry on its business as being now conducted and as contemplated by this Agreement.

4.2 Power and Authority; Binding Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Purchaser, and no other proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming the due execution of this Agreement by the other parties thereto, constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

4.3 Noncontravention.

(a) The execution and delivery by Purchaser of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by Purchaser with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Purchaser under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) Purchaser’s Certificate of Incorporation or Bylaws, (ii) any Law or Judgment, with respect to Purchaser’s properties or assets, other than, in the case of clause (ii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate are not likely to impair in any material respect the ability of Purchaser to perform its obligations under this Agreement, or prevent or materially impede or delay the consummation of the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Purchaser in connection with the execution and delivery by Purchaser of this Agreement, the consummation by Purchaser of the transactions contemplated by this Agreement or the compliance by Purchaser with the provisions of this Agreement, except for such consents, approvals, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made individually or in the aggregate would not impair in any material respect the ability of Purchaser to perform its obligations under this Agreement, or prevent or materially impede or delay the consummation of the transactions contemplated hereby.

4.4 Brokers. Purchaser has not employed or entered into any Contract with any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement, pursuant to which the Company could be liable for the fee or commission of such investment banker, broker, finder, consultant or intermediary, or for any similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

4.5 Consents. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or Governmental Entity is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the compliance by the Purchaser with any of the provisions hereof.

4.6 Litigation. There is no Legal Proceeding pending or, to the knowledge of the Purchaser, threatened, that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement or that questions the validity of this Agreement, or any action taken or to be taken by the Purchaser in connection with the consummation of the transactions contemplated hereby.

4.7 Investment Representations. Purchaser understands that the Units have not been registered under the Securities Act or the securities laws of any state or other jurisdiction. Purchaser is acquiring the Units for its own account for purposes of investment and not for the account of any other Person, not for resale to any other Person, and not with a view to or in connection with a resale or distribution of the Units. Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment for the disposition of the Units by Purchaser. Purchaser will not sell or otherwise dispose of any units of the Company without registration under the Securities Act and under any applicable state or other jurisdiction’s respective securities laws, or an exemption therefrom.

4.8 Securities Reports. Purchaser has filed all forms, reports and documents required to be filed with the Commission (the “Purchaser Reports”). The Purchaser Reports (a) were prepared in all material respects in accordance with the requirements of all applicable Laws of any Governmental Entity, and (b) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) will be deemed to modify information as of any earlier date. There is no event or fact affecting Purchaser, its operations or its financial condition which has not been disclosed in the Purchaser Reports or otherwise to the Members in writing which materially and adversely affects or is reasonably likely to materially and adversely affect Purchaser, its operations or its financial condition.

4.9 Stock Consideration. The Purchase Shares have been duly authorized, and when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer imposed by applicable securities Laws and shall not be subject to preemptive or similar rights of shareholders. The Purchase Shares will be issued in compliance with all applicable federal and state securities Laws.

4.10 Listing and Maintenance Requirements. Except as specified in the Purchaser Reports, Purchaser has not, in the two (2) years preceding the date hereof, received notice (written or oral) from any Trading Market to the effect that Purchaser is not in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance of the Purchase Shares does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of Purchaser thereunder is required for Purchaser to issue and deliver to the Members the Purchase Shares.

ARTICLE V
Covenants

5.1 [Intentionally Deleted]

5.2 [Intentionally Deleted]

5.3 [Intentionally Deleted]

5.4 [Intentionally Deleted]

5.5 Confidentiality. The Company, the Members and each of their Affiliates shall ensure that all confidential and proprietary information concerning the Business which the Company, the Members and each of their Affiliates, any of their respective employees, attorneys, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Business or relating to the assets of the Company or any customer or supplier of the Company shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them without the prior written consent of Purchaser; provided, however, that the restrictions of this provision shall not apply: (i) as may otherwise be required by Law; (ii) as may be necessary or appropriate in connection with the enforcement of this Agreement; or (iii) to the extent such information shall have otherwise become publicly available other than as the result of a breach by either of the Company, the Members or each of their respective Affiliates of their obligations under this Agreement. The restrictions of this Section 5.5 shall survive for a period of five (5) years following the Closing.

5.6 Publicity. No public announcement of this transaction shall be made without the express written consent of Purchaser.

5.7 Further Assurances. From time to time following the Closing, as and when requested by any Party, the other Parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.8 Employees. Nothing in this Agreement shall be construed as conferring a right to continued employment on any employee of the Company.

5.9 Listing of Securities. Following the date hereof, Purchaser will use commercially reasonable efforts to cause the continued listing and trading of its Common Stock on a Trading Market and, in accordance therewith, will comply in all respects with Purchaser’s reporting, filing and other obligations applicable to issuers whose securities are listed on such Trading Market.

5.10 Compliance with Rule 144. For a period of two (2) years following the Closing Date (the “Compliance Period”), Purchaser covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Purchaser after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. During the Compliance Period, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Members and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. Purchaser further covenants that it will take such further action as any Member may reasonably request, all to the extent required from time to time to enable such Member to sell Purchase Shares held by such Member without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including, without limitation, the removal of any restrictive legend.

5.11 Injunctive Relief. Notwithstanding anything contained herein, Purchaser acknowledges that it will be impossible to measure the damages that would be suffered by the Members if Purchaser fails to comply with the provisions of Sections 5.10 and that in the event of such failure, the Members will not have an adequate remedy at law. The Members shall, therefore, be entitled to obtain specific performance of Purchaser’s obligations under Section 5.10 and to obtain immediate injunctive relief.

5.12 Put Rights of Members. In the event that a market for the Common Stock ceases to exist at any time during the existence of the Holdback (a “Triggering Event”) or for a period of (i) 120 days after the Anniversary Date of the Closing Date (the “First Tail Period”); (ii) 90 days after the first Quarterly Release (the “Second Tail Period”), (iii) 60 days after the second Quarterly Release (the “Third Tail Period”), (iv) 30 days after the third Quarterly Release (the “Fourth Tail Period”), and (iv) ten days after all Quarterly Releases thereafter (the “Subsequent Tail Periods,” together with the First Tail Period, the Second Tail Period, the Third Tail Period and the Fourth Tail Period, the “Tail Periods”), the Members shall have the option (the “Put Option”) to convert the Purchase Shares then held in the Escrow Account (or if the Put Option is exercised in any Tail Period, the shares released in the Quarterly Release to which such Tail Period relates) to cash at a price per share equal to (a) if the Triggering Event occurs prior to the first anniversary of the Closing Date, the Closing Date Price, or (b) if the Triggering Event occurs after the first anniversary of the Closing Date, the lesser of (1) the Twenty-Day VWAP; or (2) $4.50. In the event the Put Option is exercised, the cash into which the Purchase Shares are converted shall be deposited by Purchaser into the Escrow Account and released in accordance with the terms of Section 2.3 and the Purchase Shares so converted shall be returned to the Purchaser or, in the event such Put Option is exercised in any Tail Period, the cash into which such Purchase Shares are converted shall be delivered to the Purchaser immediately following receipt by Purchaser of certificates evidencing the Purchase Shares so converted.

ARTICLE VI
CONDITIONS

6.1 Conditions to Each Party’s Obligations. The respective obligation of each party to consummate the transactions contemplated hereby is subject to the fulfillment, satisfaction or waiver at or prior to the Closing of each of the following conditions:

(a) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by any law or Governmental Entity, necessary or required in order for the consummation of any of the transactions contemplated by this Agreement and which, if not obtained, made or occurring, would make any of the transactions contemplated hereby illegal or would result in a Material Adverse Change to the Company, shall have been obtained, made or occurred.

(b) No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which (i) is in effect, and (ii) has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting or preventing the consummation of the transactions contemplated hereby.

6.2 Conditions to Purchaser’s Obligations. Purchaser’s obligation to consummate the transactions contemplated hereby shall be subject to the fulfillment or satisfaction of the following conditions, any of which may be waived in writing by Purchaser in whole or in part:

(a) The representations and warranties of each of the Company and the Members contained in this Agreement that are qualified as to materiality or Material Adverse Change shall be true and correct, and that are not so qualified shall be true and correct in all material respects on the date of this Agreement and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date). Purchaser shall have received a certificate dated as of the Closing Date and signed by an executive officer of the Company certifying that the conditions specified in Section 6.2(a) and (b) have been satisfied (the “Company Certificate”).

(b) Each of the Company and the Members shall have performed and complied in all material respects with all the agreements and covenants contained herein that are required to be performed by them prior to or at the Closing.

(c) There shall have occurred no effects, events, occurrences, developments or changes that have resulted in, or are reasonably likely to result in, a Material Adverse Change since the date of this Agreement, except for changes expressly contemplated by this Agreement.

(d) The Company shall have received all necessary consents, waivers, assignments, approvals, or transfers in form and substance reasonably satisfactory to Purchaser, from all Governmental Entities, and all Contracts, leases or agreements to which the Company is a party, or that concern or relate to the Permits held by the Company, except where the failure to receive such consent, waiver, assignment, approval or transfer would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

6.3 Conditions to the Company’s Obligations. The Company’s and the Members’ obligation to consummate the transactions contemplated hereby shall be subject to the fulfillment or satisfaction of the following conditions, any of which may be waived in writing by the Company and the Members in whole or in part:

(a) The representations and warranties of the Purchaser contained in this Agreement that are qualified as to materiality shall be true and correct, and that are not so qualified shall be true and correct in all material respects on the date of this Agreement and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date). The Company shall have received a certificate dated as of the Closing Date and signed by an executive officer of Purchaser certifying that the conditions specified in Section 6.3(a) and (b) have been satisfied (the “Purchaser Certificate”).

(b) Purchaser shall have performed and complied in all material respects with all the agreements and covenants contained herein that are required to be performed by it prior to or at Closing.

ARTICLE VII
Closing

7.1 Closing. The transactions contemplated hereby (the “Closing”) shall take place at the offices of Baker & Hostetler LLP, 1050 Connecticut Avenue, NW, Suite 1100, Washington, DC 20036, simultaneously with the execution of this Agreement, or such other date, time and place as mutually agreed by the parties (the “Closing Date”).

7.2 Deliveries. At the Closing:

(a) The Company shall deliver to Purchaser copies of the resolutions of the managers of the Company, authorizing the execution, delivery and performance of this Agreement, and the incumbency of the persons executing this Agreement and other documents on behalf of the Company, all certified by an executive officer of the Company.

(b) The Company shall deliver to Purchaser resignations, effective as of the Closing, of each of the managers of the Company and each of its executive officers.

(c) The Members shall deliver to Purchaser the Master Escrow Agreement;

(d) The Company shall deliver to Purchaser evidence reasonably satisfactory to Purchaser that either all Indebtedness (all of which is identified in Section 7.2(d) of the Disclosure Schedule) has been, or upon Closing will be, repaid; and all Liens securing such Indebtedness have been released, or upon repayment of such Indebtedness (which may occur as part of the Closing) will be released, other than (1) obligations under capital leases, and Liens securing such obligations, (2) Permitted Liens; and (3) the Line of Credit;

(e) The Company shall deliver to Purchaser the Employment Agreements;

(f) The Company shall deliver to Purchaser the Noncompetition Agreements by and between Purchaser and each of the Members;

(g) The Company shall deliver to Purchaser in a form reasonably satisfactory to Purchaser a general release from Tristan Rice; and

(h) Purchaser shall pay to the Members by wire transfer of immediately available funds the Cash Consideration.

ARTICLE VIII

[INTENTIONALLY DELETED]

ARTICLE IX
Indemnification

9.1 Survival. The representations and warranties of the Parties contained in this Agreement, and in any certificate, schedule or document delivered pursuant hereto shall be deemed to have been relied on by the parties hereto, and shall survive the Closing for a period of two (2) years; provided, however, that: (i) the representations and warranties contained in Sections 3.1 (Organization and Standing), 3.6 (Capitalization), 3.17 (Taxes), 3.20 (Benefit Plans) and 3.22 (Environmental Matters) shall survive the Closing and continue for a period beginning on the date hereof and ending on the date on which the last Holdback Shares are released from the Escrow Account; and (ii) the representations and warranties contained in Sections 3.5 (Title to Units) and 3.27 (Ownership of Assets) shall survive indefinitely.

9.2 Indemnification of Purchaser. (a) Subject to the limitations set forth herein, the Company and each Member, jointly and severally, shall indemnify Purchaser, its Affiliates and each of their respective officers, directors, employees, stockholders, agents and Representatives (each, a “Purchaser Indemnified Party”) against, and hold each Purchaser Indemnified Party harmless from and against (and the Purchaser Indemnified Parties shall be indemnified and held harmless solely from the Holdback, except to the extent any indemnifiable loss is determined by a court of competent jurisdiction to be the result of material fraud by the Company or any Member, in which case, Purchaser’s recovery will not be limited to the Holdback), any and all Losses suffered or incurred by such Purchaser Indemnified Party, arising from, relating to or otherwise in connection with the following (collectively, the “Purchaser Indemnifiable Loss”):

(i) any breach of any representation or warranty of the Company or any Member contained in this Agreement or in any other agreement or instrument executed and delivered by the Company or any Member pursuant to this Agreement; or

(ii) any breach or failure to perform any covenant or agreement of the Company or the Members contained in this Agreement or any agreement or instrument furnished by the Company or the Members pursuant to this Agreement.

(b) Notwithstanding anything contained in this Agreement, neither the Company nor the Members shall be obligated to indemnify any Purchaser Indemnified Party with respect to any Purchaser Indemnifiable Losses unless and until the aggregate amount of such Purchaser Indemnifiable Losses exceed, in the aggregate, $50,000, and then only to the extent such Purchaser Indemnifiable Losses exceed $50,000. Purchaser’s aggregate remedy with respect to any and all Purchaser Indemnifiable Loss, shall in no event exceed 30.0% of the Purchase Price. The limitations set forth in this Section 9.2(b) shall not apply to the extent such Purchaser Indemnifiable Loss is determined by a court of competent jurisdiction to be the result of material fraud by the Company or any Member, in which case, there shall be no limitation on Purchaser’s right of recovery, or to the extent such Purchaser Indemnifiable Loss is the result of any breach of the representations and warranties of the Company pursuant to Sections 3.1 (Organization and Standing), Section 3.5 (Title to Units), 3.6 (Capitalization), 3.17 (Taxes), 3.22 (Environmental Matters) and 3.27 (Ownership of Assets), in which case, Purchaser’s right of recovery shall be limited to the Stock Consideration (as adjusted by Sections 2.4 and 2.5).

9.3 Indemnification of the Company. Purchaser shall indemnify the Company, the Members and each of their Affiliates and each of their respective officers, directors, employees, stockholders, agents and Representatives (each a “Company Indemnified Party”) against and hold each Company Indemnified Party harmless from any and all Losses suffered or incurred by any such Company Indemnified Party arising from, relating to or otherwise in connection with:

(a) any breach, as of the Closing Date, of any representation or warranty of Purchaser contained in this Agreement or any other agreement or instrument furnished by Purchaser to the Company or the Members pursuant to this Agreement; or

(b) any failure to perform any covenant or agreement of Purchaser contained in this Agreement or any agreement or instrument furnished by Purchaser to the Company or the Members pursuant to this Agreement.

9.4 Indemnification Claims.

(a) In order for an Indemnified Party to be entitled to any indemnification provided for under Section 9.2 or 9.3 in respect of, arising out of or involving a Third Party Claim, such Indemnified Party must notify the Indemnifying Party in writing of the Third Party Claim within twenty (20) Business Days after receipt by such Indemnified Party of notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided under Section 9.2 or 9.3, except to the extent the Indemnifying Party has been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within ten (10) Business Days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. The Indemnifying Party alone shall conduct and control the defense of such Third Party Claim and the Indemnified Party shall have the right to participate in the defense of such claim at its own expense. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (such consent not to be unreasonably delayed, withheld or conditioned), settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree that does not include an unconditional release of the Indemnified Party for any liability arising out of such claim or demand or any related claim or demand.

(b) In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement other than in respect of, arising out of or involving a Third Party Claim, such Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party; provided, however, that failure to give such notification shall not affect the indemnification provided under Section 9.2 or 9.3, except to the extent the Indemnifying Party has been actually prejudiced as a result of such failure. If the Indemnifying Party does not notify the Indemnified Party within twenty (20) Business Days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.2 or 9.3 and the Indemnifying Party shall pay the amount of the Losses stated in such notice to the Indemnified Party on demand (which in the case of a Purchaser Indemnified Party, the release of Holdback amounts held in escrow pursuant to the Master Escrow Agreement shall be the sole remedy for any such Losses, except to the extent any Purchaser Indemnifiable Loss is determined by a court of competent jurisdiction to be the result of material fraud by the Company or any Member, in which case, Purchaser’s recovery will not be limited to the Holdback) or, in the case of any notice in which the Losses (or any portion thereof) are estimated, on such later date when the amount of such Losses (or such portion thereof) becomes finally determined.

9.5 No Double Recovery; Use of Insurance. Notwithstanding anything herein to the contrary, no Indemnified Party shall be entitled to indemnification or reimbursement under any provision of this Agreement for any amount to the extent such Indemnified Party has been indemnified or reimbursed for such amount under any other provision of this Agreement or otherwise. The amount of any indemnification payable under this Agreement will be net of the receipt of any insurance proceeds paid or payable to the Indemnified Party under any policies of insurance covering the Loss giving rise to the claim. The Indemnified Party will use commercially reasonable efforts to collect any such insurance and will account to the Indemnifying Party therefor. If, at any time subsequent to the Indemnified Party receiving an indemnity payment for a claim under this Agreement, the Indemnified Party receives payment in respect of the Loss underlying such claim through recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against another Person, the amount of such payment, less any costs, expenses or premiums incurred directly in connection therewith, will promptly be repaid by the Indemnified Party to the Indemnifying Party.

9.6 Mitigation. Each party agrees to use reasonable efforts to mitigate any Loss that forms the basis of a claim hereunder.

9.7 Exclusive Remedy. Except as otherwise provided in Section 5.11, the exclusive remedy available to a party hereto with respect to the matters covered by Sections 9.1 and 9.2 hereof shall be to proceed in the manner and subject to the limitations contained in this Article IX.

ARTICLE X
Tax Matters

The following provisions shall govern the allocation of responsibility as between Purchaser and the Members for certain tax matters:

10.1 Tax Periods Ending on or Before the Closing Date. The Members shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date, including Income Tax Returns with respect to periods for which a consolidated, unitary or combined Income Tax Return of the Members will include the operations of the Company. Such Tax Returns shall include no elections that were not made in the last similar Tax Return and shall be prepared in a manner consistent with the last previous similar Tax Return and in compliance with Law, except for changes in the law or applicable regulations. Purchaser will be given reasonable opportunity to review such Tax returns prior to their filing.

10.2 Tax Periods Beginning Before and Ending After the Closing Date; Straddle Period Taxes. Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for tax periods which begin before the Closing Date and end after the Closing Date, and remit any amount due on such Tax Returns. Such Tax Returns shall be prepared on a basis that is consistent with the last previous similar Tax Return and in compliance with Law, except for changes in the law or applicable regulations. Purchaser shall consult the Members concerning each such Tax Return and shall permit the Members to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Members and Purchaser shall reasonably and in good faith cooperate regarding the contents and filing of all such Tax Returns.

10.3 Cooperation on Tax Matters.

(a) Purchaser, the Company and the Members shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Article X and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser, the Company and the Members agree to retain all books and records with respect to tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or the Members, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority.

(b) The Members shall obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). Purchaser and the Company shall reasonably and in good faith cooperate with the Members as necessary to allow the Members to obtain such items.

(c) Purchaser, the Company and the Members further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and the regulations promulgated thereunder.

10.4 Certain Taxes. The Members shall be responsible for the payment of any transfer, documentary, sales, use, stamp, registration and other Taxes and administrative fees (including any penalties and interest) incurred in connection with this Agreement. The Members shall prepare all necessary Tax Returns and other documentation that they are required to prepare under applicable law with respect to all Taxes referenced in the previous sentence. If required by applicable law, the Members will, and will cause their Affiliates to, join in the execution of such Tax Returns and other documentation.

ARTICLE XI
Miscellaneous

11.1 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall only be modified or amended by an instrument in writing signed by or on behalf of the parties hereto.

11.2 Section Headings; Interpretation. Reference in this Agreement to a Section, Article, or Schedule, unless otherwise indicated, shall constitute references to a Section or an Article of this Agreement or a Section of the Disclosure Schedule, as the case may be. The section headings and article titles contained in this Agreement are for convenience of reference only and do not form a part thereof and shall not affect in any way the meaning or the interpretation of this Agreement. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “herein,” “hereinafter,” and “hereunder,” and words of similar import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The singular of a term shall also include the plural of that term and the plural shall also include the singular and the masculine shall include the feminine, unless the context clearly indicates otherwise.

11.3 Notices. Any notice hereunder shall be in writing and shall be deemed given if personally delivered to the other party or if delivered by confirmed facsimile or if deposited in the United States Mail, postage prepaid, certified or registered, addressed to the parties as follows:

To the Company:                                     Jason Tienor
Ethostream LLC
10200 Innovation Drive
Milwaukee, WI 53226
Facsimile No.: (414) 258-8307

To Members:                                            Jason Tienor
Ethostream LLC
10200 Innovation Drive
Milwaukee, WI 53226
Facsimile No.: (414) 258-8307

With copies to:                                                     Paul W. Griepentrog, Esq.
Godfrey & Kahn, S.C.
N21 W23350 Ridgeview Parkway
Waukesha, WI 53188
Facsimile No.: (262) 951-7001

To Purchaser:                                                       Chief Executive Officer
Telkonet, Inc.
20374 Seneca Meadows Parkway
Germantown, MD 20876
Facsimile No.: (240) 912-1839

With copies to:                                                     Janis M. Penman, Esq.
Baker & Hostetler LLP
1050 Connecticut Avenue, N.W.
Suite 1100
Washington, DC 20036
Facsimile No.: (202) 861-1783

or to such other address as any party notifies the other parties of in accordance herewith.

11.4 No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event there arises any ambiguity or question of intent or interpretation with respect to this Agreement, this Agreement shall be construed as if drafted jointly by all of the parties hereto and no presumptions nor burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

11.5 Nonassignability. This Agreement shall not be assigned, by operation of law or otherwise, except that the rights and obligations of the Purchaser hereunder may be assigned to any Affiliate of the Purchaser (except that no such assignment shall relieve the Purchaser of its obligations hereunder). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

11.6 No Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such successors and assigns, any legal or equitable rights hereunder.

11.7 Members’ Representative.

(a) Each Member, by his or her execution hereof designates Jason Tienor his or her agent and attorney-in-fact (the “Members’ Representative”), for and on behalf of such Member. The Members’ Representative shall have full power and authority to represent all of the Members and their successors with respect to all matters arising under this Agreement and the Master Escrow Agreement and all actions taken by the Members’ Representative hereunder and thereunder shall be binding upon all such Members and their successors as if expressly confirmed and ratified in writing by each of them. The Members’ Representative shall take any and all actions which he believes are necessary or appropriate under this Agreement and the Master Escrow Agreement for and on behalf of the Members, as fully as if the Members were acting on their own behalf. Without limiting the generality of the foregoing, the Members’ Representative shall have full power and authority to interpret all the terms and provisions of this Agreement and the Master Escrow Agreement and to consent to any amendment hereof or thereof on behalf of all such Members and such successors.

(b) In the performance of his duties hereunder, the Members’ Representative shall be entitled to rely upon any document or instrument reasonably believed by him to be genuine, accurate as to content and signed by any Member. The Members’ Representative may assume that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

(i) The Members’ Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Member, with full power in his, her or its name and on his, her or its behalf to act according to the terms of this Agreement and the Master Escrow Agreement in the absolute discretion of the Members’ Representative; and in general to do all things and to perform all acts, including, without limitation, executing and delivering the Master Escrow Agreement and any other agreements, certificates, receipts, instructions, notices or instruments contemplated by or deemed advisable in connection with the Master Escrow Agreement. This power of attorney and all authority hereby conferred is granted and shall be irrevocable and shall not be terminated by any act of any Member, by operation of law, whether by such Member’s death, disability, protective supervision or any other event. Each Member hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Members’ Representative taken in good faith under the Master Escrow Agreement. Notwithstanding the power of attorney granted in this Section 11.7(b), no agreement, instrument, acknowledgement or other act or document shall be ineffective by reason only of the Members having signed or given such agreement, instrument, acknowledgement, or other act or document directly instead of the Members’ Representative.

(c) Members who in the aggregate hold at least a majority of the Members’ interest in the Holdback shall have the right at any time during the term of the Master Escrow Agreement to remove a then-acting Members’ Representative and to appoint a successor Members’ Representative upon such removal, or upon his death, disability or resignation; provided, however, that neither such removal of such then acting Members’ Representative nor such appointment of a successor Members’ Representative shall be effective until the delivery to the Escrow Agent of executed counterparts of a writing signed by each such Member with respect to such removal and appointment, together with an acknowledgment signed by the successor Members’ Representative appointed in such writing that he accepts the responsibility of successor Members’ Representative and agrees to perform and be bound by all of the provisions of this Agreement applicable to the Members’ Representative. Each successor Members’ Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Members’ Representative, and the term “Members’ Representative” as used herein and in the Master Escrow Agreement shall be deemed to include any interim or successor Members’ Representative.

11.8 Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND EACH OF THE ANCILLARY DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WISCONSIN, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

11.9 Jurisdiction and Venue. ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF THE ANCILLARY DOCUMENTS SHALL BE BROUGHT IN, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS WITH RESPECT THERETO TO THE EXCLUSIVE JURISDICTION OF, ANY COURT OF THE STATE OF WISCONSIN LOCATED IN MILWAUKEE COUNTY, WISCONSIN, OR THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN THE EASTERN DISTRICT OF WISCONSIN, AND ANY APPELLATE COURT THEREFROM. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUCH COURT OF ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

11.10 Severability. If any term or provision of this Agreement shall, to any extent, be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and this Agreement shall be deemed severable and shall be enforced otherwise to the full extent permitted by law; provided, however, that such enforcement does not deprive any party hereto of the benefit of the bargain.

11.11 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective duly authorized representatives as of the date first written above.

TELKONET, INC.

By:  /s/ Ronald W. Pickett
Name:  Ronald W. Pickett
Title:    CEO

ETHOSTREAM LLC

By: /s/ Jason L. Tienor
Name: Jason L. Tienor
Title: Manager

/s/ Jason Tienor
Jason Tienor

/s/ Jeff Sobieski
Jeff Sobieski

/s/ Kevin Burns
Kevin Burns

/s/ David Lau
David Lau

/s/ Andrew Garni
Andrew Garni

/s/ Christina Garni
Christina Garni

CLOCKTOWER PROPERTIES LLC

By: /s/ Victor C. DeToro
Name: Victor C. DeToro
Title: Managing Member

/s/ John Maul
John Maul

/s/ Helen Gaudiosi
Helen Gaudiosi